Exhibit 10.70
Old Gettysburg Associates II
4720 Gettysburg Rd
Mechanicsburg, PA 17055
Fourth Addendum to Lease Agreement
This fourth amendment is made as of the 1st day of October, 2008, by and between Old Gettysburg Associates II, a (“Landlord”), and Select Medical a (“Tenant”).
BACKGROUND:
A.	Landlord and Tenant are parties to that certain Office Lease Agreement dated May 15, 2001 (as amended by the First, Second, and Third, Addendum thereto, the “Lease”) pursuant to which Landlord leased to Tenant, and Tenant leased from Landlord, approximately 11,414 rentable square feet of space in the building located at Mechanicsburg, Pennsylvania. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Lease.

B.	Landlord and Tenant now desire to amend the Lease as hereinafter set forth.
NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and intending to be legally bound hereby, Landlord and Tenant agree as follows:
Effective on October 1, 2008, the following terms contained in the Basic Lease shall be amended as follows:
1.	Tenant agrees to forfeit 2,631 square feet known as Suite 401.

2.	Total area of the premises will be amended to 8,783 square feet.

3.	Tenant’s proportionate share will be 20.54% based on total square footage of building as 42,987 square feet.

4.	Monthly rental payment will be $17,529.40.

5.	Increases will remain at 4% annually until the expiration of the lease on Dec. 31, 2014 as stated in the original lease agreement.

6.	Operating expenses for Suite 401 will be prorated and invoiced before March 30, 2009.
All other terms and conditions contained in the Lease and not amended hereby remain in full force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have caused this fourth Amendment to be duly executed.

Landlord: Old Gettysburg Associates II

WITNESS:	Illegible	By:	/s/ John Ortenzio John Ortenzio, President

Tenant: Select Medical Corporation

ATTEST:	Illegible	By:	/s/ Michael E. Tarvin

Michael E. Tarvin

(Print name)

Name:	Illegible	Title:	Executive Vice President